UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2010 (June 18, 2010)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Burnham Pointe Apartments

On June 18, 2010, Behringer Harvard Multifamily OP I LP, the operating partnership of Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an agreement to purchase a multifamily community known as Burnham Pointe Apartments, located in Chicago, Illinois (“Burnham Pointe”), from an unaffiliated seller, Stark Burnham Pointe LLC, a Wisconsin limited liability company.  Burnham Pointe is a 298-unit multifamily community with approximately 15,824 square feet of retail space and amenities including an adjacent parking garage, a fitness center and a pool, spa and sundeck.  The contract purchase price for Burnham Pointe is $88.0 million, excluding closing costs.  On June 22, 2010, we made an earnest money deposit of $2.0 million.  If the purchase is consummated, we expect that the purchase price will be funded from proceeds of our initial public offering.

The consummation of the purchase of this multifamily community is subject to substantial conditions.  The consummation of this acquisition generally will depend upon:

•                            the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                            no material adverse change occurring relating to the property; and

•                            our receipt of satisfactory due diligence information, including but not limited to, environmental and property condition reports, and lease information.

Other assets may be identified in the future that we may acquire before or instead of the investment described above.  At the time of this filing, we cannot make any assurances that the closing of this investment is probable.

Item 7.01               Regulation FD Disclosure.

On June 23, 2010, we began distribution of our 2010 First Quarter Report Summary.  A copy of the 2010 First Quarter Report Summary, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 8.01               Other Events.

Our board of directors has set the meeting date for the 2010 Annual Meeting of Stockholders, which will be held on September 28, 2010 in Addison, Texas at 2:00 p.m. Central Daylight Time. The record date for the 2010 Annual Meeting of Stockholders has been set as the close of business on July 2, 2010.

Item 9.01               Financial Statements and Exhibits.

(d)                                  Exhibits.

99.1         2010 First Quarter Report Summary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: June 23, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	2010 First Quarter Report Summary.